Exhibit 10.24

Execution Version

Collateral Management Agreement

This Collateral Management Agreement (this “Agreement”), dated as of December 18, 2014, is entered into by and between TPG RE Finance Trust CLO Issuer, L.P., an exempted limited partnership incorporated under the laws of the Cayman Islands, with its registered office located at Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (together with successors and assigns permitted hereunder, the “Issuer”), acting by TPG RE Finance Trust GenPar, Inc., as its general partner (the “General Partner”) and TPG RE Finance Trust Management, L.P., a Delaware limited partnership, with its principal offices located at 345 California Street, Suite 3300, San Francisco, CA 94104, as collateral manager (in such capacity, together with successors and assigns permitted hereunder, the “Collateral Manager”).

WHEREAS, the Issuer desires to engage the Collateral Manager to provide the services described herein, and the Collateral Manager desires to provide such services; and

WHEREAS, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Indenture, dated as of December 18, 2014 (the “Indenture”), among the Issuer, the General Partner and U.S. Bank National Association, as trustee (together with any successor trustee permitted under the Indenture, the “Trustee”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, the parties hereby agree as follows:

1.	General Duties of the Collateral Manager.

The Collateral Manager will provide the Issuer with services (in accordance with the applicable requirements of the Indenture), including the following:

(a) (i) Determining specific Collateral Obligations to be sold by the Issuer, and specific Eligible Investments and Equity Securities to be purchased or otherwise acquired or sold by the Issuer, in each case taking into consideration the payment and distribution obligations of the Issuer under the Indenture on each Payment Date in so doing, such that expected distributions on such Collateral Obligations, Eligible Investments and Equity Securities permit a timely performance of the payment and distribution obligations by the Issuer; provided, however, that the Collateral Manager does not hereby guarantee the timely performance of such payment obligations;

(ii) Facilitating the acquisition and settlement of Eligible Investments and Equity Securities;

(iii) Advising the Issuer with respect to interest rate risk and cash flow timing, including selecting and negotiating Cap Agreements, monitoring any Cap Agreements and determining whether and when the Issuer should exercise any rights available under Cap Agreements;

(iv) Negotiating with the applicable obligors of Collateral Obligations or Eligible Investments (the “Debt Issuers”) as to proposed modifications of the Underlying Instruments governing such Collateral Obligations or Eligible Investments;

(v) To the extent the Issuer is permitted by the Indenture to exercise such rights, making determinations with respect to the Issuer’s exercise of any rights (including but not limited to voting rights, rights to grant waivers and consents and rights arising in connection with the bankruptcy or insolvency of an issuer of a Collateral Obligation or Eligible Investment or the consensual or non-judicial restructuring of the debt or equity of any such issuer) or remedies in connection with the Collateral Obligations and Eligible Investments and participating in the committees (official or otherwise) or other groups formed by creditors of Debt Issuers;

(vi) Selecting Approved Appraisal Firms for the purposes of obtaining Appraisals with respect to the Collateral Obligations, and selecting independent pricing services or dealers for the purpose of determining the fair market values of Defaulted Assets;

(vii) Determining whether a specific Collateral Obligation is a Defaulted Asset;

(viii) To the extent that the Issuer is permitted by the Indenture to make such investments, determining whether to the Issuer shall make investments in Defaulted Assets or in any portion of the collateral for a Defaulted Asset that is acquired through foreclosure, power of sale, acceptance of a deed-in-lieu of foreclosure or otherwise, and facilitating any such investment;

(ix) Determining whether the Issuer shall exercise any right to purchase an additional Collateral Obligation pursuant to a buy-sell arrangements in the Master Co-Lender Agreement, and facilitating any such purchase;

(x) (A) Monitoring the Assets on an ongoing basis and (B) assisting the Issuer with the preparation of all reports (x) which the Issuer required to prepare and deliver pursuant to Section 10.6 of the Indenture or (y) which otherwise relate to the Assets or the Notes and which the Issuer is required to prepare and deliver under the Indenture, including verifying drafts of any such reports prepared by the Trustee;

(xi) Notifying the Trustee and the Issuer when any Collateral Obligation is a Defaulted Asset, and instructing the Trustee whether to retain or dispose of such Collateral Obligation;

(xii) Managing the Issuer’s obligations within the parameters set forth in the Indenture, including without limitation, each of the Overcollateralization Tests;

(xiii) As soon as reasonably practicable after the occurrence of any Default actually known to the Collateral Manager, notifying the Trustee and the Issuer in writing thereof;

(xiv) Directing the Trustee to accept or participate in, or to decline or refuse to participate in, an Offer;

(xv) Directing the Trustee to apply amounts on deposit in the Contribution Account to one or more uses permitted under Section 10.3 of the Indenture, if such uses are within the Collateral Manager’s reasonable discretion thereunder;

(xvi) Taking appropriate action with respect to any Equity Security and any other Asset that does not constitute a Collateral Obligation or an Eligible Investment;

(xvii) Determining whether the Issuer should transfer any Asset to an Issuer Subsidiary (including any Blocker Subsidiary), and the terms of any loan, advance or equity investment made by the Issuer to or in any Issuer Subsidiary;

(xviii) Determining when the Issuer should make Draw Requests, and the amount thereof; and

(xix) Complying with such other duties and responsibilities as may be required of the Collateral Manager by the Indenture, this Agreement, any other Transaction Document and applicable law (including, without limitation, the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”)).

The Collateral Manager shall comply with all of the terms and conditions of the Indenture affecting the duties and functions that have been delegated to it thereunder and hereunder, and (without in any way limiting Section 14 of this Agreement) shall perform its obligations hereunder and thereunder in good faith and using its best judgment and efforts in rendering its services and performing its obligations as Collateral Manager, using a degree of skill and attention no less than that which the Collateral Manager and its Affiliates exercise with respect to comparable assets that they manage for themselves and others in accordance with their existing practices and procedures relating to clients having similar investment objectives and restrictions as the Issuer (“Similar Clients”) and to assets of the nature and character of the Assets. To the extent not inconsistent with the foregoing, the Collateral Manager shall follow its customary standards, policies and procedures in performing its duties under the Indenture and this Agreement (including those duties of the Issuer under the Indenture which the Collateral Manager has agreed hereunder to perform on the Issuer’s behalf). The Collateral Manager shall not be bound to follow any amendment to the Indenture unless the Collateral Manager shall have consented thereto in writing. The Collateral Manager hereby agrees to send Part 2A of the Collateral Manager’s Form ADV (“Form ADV”) filed with the Securities and Exchange Commission, as required by Rule 204-3 under the Investment Advisers Act, to the Issuer on or prior to the date of execution of this Agreement.

(b) The Collateral Manager shall cause any sale of any Collateral Obligation and any purchase or sale of any Eligible Investment or Equity Security to be conducted on an arm’s length basis or on terms that would be obtained in an arm’s length transaction in compliance with Section 9, if applicable, in each case subject to and in accordance with the applicable requirements of the Indenture.

(c) The Issuer hereby makes, constitutes and appoints the Collateral Manager, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents which the Collateral Manager reasonably deems appropriate or necessary in connection with its duties under this Agreement. The foregoing power shall survive and not be affected by the subsequent dissolution, bankruptcy or termination of the Issuer; provided, however, that the foregoing power of attorney will expire, and the Collateral Manager will cease to have any power to act as the Issuer’s attorney-in-fact, upon termination of this Agreement (upon the effectiveness of any resignation or removal of the Collateral Manager or otherwise) in accordance with the terms hereof. The Issuer shall execute and deliver to the Collateral Manager or cause to be executed and delivered to the Collateral Manager all such other powers of attorney, proxies and other orders, and all such instruments, without recourse to the Issuer, as the Collateral Manager may reasonably request for the purpose of enabling the Collateral Manager to exercise the rights and powers which it is entitled to exercise pursuant to this Section 1.

2.	Brokerage.

(a) The Collateral Manager shall use its best efforts to obtain the best prices and execution for all orders placed with respect to the Collateral Obligations and Eligible Investments, considering all relevant factors. Subject to the objective of obtaining best prices and execution, the Collateral Manager may take into consideration research and other brokerage services furnished to the Collateral Manager or its Affiliates by brokers and dealers; provided that the price of any Collateral Obligations and Eligible Investments sold to (or, in the case of Eligible Investments, acquired from) the Collateral Manager or any Affiliate of the Collateral Manager shall be determined in accordance with the procedures set forth in Section 9 hereof. In a manner consistent with Section 28(e) of the Securities Exchange Act of 1934, the Collateral Manager may, in its discretion, agree to pay a broker or dealer that furnishes research and other brokerage services a higher commission than that which might have been charged by another broker-dealer for effecting the same transaction. Such services may be used by the Collateral Manager or its Affiliates in connection with its other activities or investment operations. To the extent consistent with the Collateral Manager’s obligation to obtain the best prices and execution for all orders placed with respect to the Collateral Obligations and Eligible Investments, the Collateral Manager may aggregate sales and purchase orders of obligations placed with respect to the Collateral Obligations and Eligible Investments with similar orders being made simultaneously for other accounts managed by the Collateral Manager or with similar orders being made simultaneously for accounts of its Affiliates, if, in the Collateral Manager’s reasonable judgment, such aggregation results in an overall economic benefit to the Issuer, taking into consideration the selling or purchase price, brokerage commission and other expenses. The Issuer acknowledges that the determination of any such economic benefit by the Collateral Manager is subjective, and represents the Collateral Manager’s evaluation at the time that the Issuer will be benefited by relatively better purchase or sale prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors. When any aggregate sales or purchase orders occur, the objective of the Collateral Manager (and any of its Affiliates involved in such transactions) shall be to allocate the executions among the accounts in an equitable manner.

(b) All sales of Collateral Obligations, and all purchases and sales of Eligible Investments and Equity Securities, by the Collateral Manager on behalf of the Issuer shall be in accordance with reasonable and customary business practices and in compliance with applicable laws.

3.	Representations and Warranties of the Issuer.

The Issuer hereby represents and warrants to the Collateral Manager as follows:

(a) The Issuer has been duly incorporated and is validly existing as an exempted limited partnership under the laws of the Cayman Islands, has the full power and authority to own its assets and the obligations proposed to be owned by it and included in the Assets and to transact the business in which it is presently engaged and is duly qualified under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of its obligations under this Agreement, the Indenture, the Servicing Agreement, the Note Purchase Agreement, the Master Purchase Agreement, the Master Co-Lender Agreement, the Account Control Agreement, any Cap Agreement, any Issuer Subsidiary Funding and Security Agreement or the Notes (collectively, the “Issuer Documents”) would require, such qualification, except for failures to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Issuer.

(b) The Issuer has the necessary power and authority to execute and deliver each of the Issuer Documents, and to perform all of its obligations required thereunder, and has taken all necessary action to authorize each of the Issuer Documents on the terms and conditions hereof and thereof and the execution, delivery and performance of each of the Issuer Documents and the performance of all obligations imposed upon it hereunder and thereunder.

(c) This Agreement has been executed and delivered by a duly authorized officer of the Issuer, and this Agreement constitutes the legally valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement, to (i) the effect of bankruptcy, insolvency, reorganization, moratorium, winding up or similar laws affecting generally the enforcement of creditors’ rights, as such laws would apply in the event of any bankruptcy, receivership, insolvency, winding up or similar event applicable to the Issuer and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d) No consent of any other Person, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, other than those that may be required under state securities or “blue sky” laws and those that have been or shall be obtained in connection with the Indenture and the issuance of the Notes, is required by the Issuer in connection with the Issuer Documents or the execution, delivery, performance, validity or enforceability of the Issuer Documents or the obligations imposed upon the Issuer hereunder or thereunder.

(e) The Issuer is not in violation of any federal or state securities law or regulation promulgated thereunder, and there is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Issuer, threatened that, if determined adversely to the Issuer, would have a material adverse effect upon the performance by the Issuer of its duties hereunder, or on the validity or enforceability of, this Agreement.

(f) The execution, delivery and performance of the Issuer Documents, and the documents and instruments required thereunder do not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the Organization Documents of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer or the performance by the Issuer of its duties under this Agreement, and do not result in or require the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking (other than the lien of the Indenture).

(g) The Issuer is not in violation of its Organization Documents, or in breach or violation of, or in default under, the Indenture or any contract or agreement to which it is a party or by which it or any of its assets may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Issuer or its properties, except for any breach, violation or default that would not have a material adverse effect on the validity or enforceability of this Agreement, the Indenture or the other Issuer Documents, or the performance by the Issuer of its duties under this Agreement, the Indenture or the other Issuer Documents.

(h) The Issuer is not required to be registered as an “investment company” under the Investment Company Act.

(i) There is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Issuer, threatened that, if determined adversely to the Issuer, would have a material adverse effect upon the performance by the Issuer of its duties under, or on the validity or enforceability of, this Agreement or the provisions of the Indenture or the other Issuer Documents applicable to the Issuer thereunder.

4.	Representations and Warranties of the Collateral Manager.

The Collateral Manager hereby represents and warrants to the Issuer as follows:

(a) The Collateral Manager is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own its assets and to transact the business in which it is currently engaged and is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires, or the performance of this Agreement would require such qualification, except for those jurisdictions in which the failure to be so qualified, authorized or licensed would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager, or on the ability of the Collateral Manager to perform its obligations under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture applicable to the Collateral Manager.

(b) The Collateral Manager has full power and authority to execute and deliver this Agreement and to perform all of its obligations required hereunder and under the provisions of the Indenture applicable to the Collateral Manager, and has taken all necessary action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder and under the terms of the Indenture applicable to the Collateral Manager.

(c) This Agreement has been executed and delivered by a duly authorized officer of the Collateral Manager and constitutes the valid and legally binding obligations of the Collateral Manager enforceable against the Collateral Manager in accordance with its terms, subject to (i) bankruptcy, insolvency, winding-up, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d) No consent of any other Person and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Manager in connection with this Agreement or the execution, delivery, performance, validity and enforceability of this Agreement or the obligations required hereunder and under the terms of the Indenture applicable to the Collateral Manager.

(e) The Collateral Manager is not in violation of any federal or state securities law or regulation promulgated thereunder and there is no charge, investigation, action, suit or proceeding before or by any court pending or, to the best knowledge of the Collateral Manager, threatened that, if determined adversely to the Collateral Manager, would have a material adverse effect upon the performance by the Collateral Manager of its duties under, or on the validity or enforceability of, this Agreement and the provisions of the Indenture applicable to the Collateral Manager hereunder.

(f) The execution, delivery and performance of this Agreement and the terms of the Indenture applicable to the Collateral Manager and the documents and instruments required thereunder or under the terms of the Indenture will not violate any provision of any existing law or regulation binding on the Collateral Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Manager, or the organizational documents of, or any securities issued by the Collateral Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Manager is a party or by which the Collateral Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Manager or its ability to perform its obligations under this Agreement and the terms of the Indenture applicable to the Collateral Manager, and will not result in or require the creation or imposition of any lien on any of the Collateral Manager’s property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(g) The Collateral Manager is not in violation of its organizational documents, or in breach or violation of or in default under any contract or agreement to which it is a party or by which it or any of its property may be bound, or any applicable statute or any rule, regulation or order of any court, government agency or body having jurisdiction over the Collateral Manager or its properties, the breach or violation of which or default under which would have a material adverse effect on the validity or enforceability of this Agreement or the provisions of the Indenture applicable to the Collateral Manager, or the performance by the Collateral Manager of its duties thereunder.

(h) The Collateral Manager is registered as an “investment adviser” under the Investment Advisers Act.

5.	Expenses.

The Collateral Manager shall pay (without reimbursement by the Issuer) its overhead expenses, including, without limitation, (a) all costs and expenses on account of salaries, wages, bonuses and other employee benefits of the Collateral Manager and (b) all office expenses, including, without limitation, rent, taxes and utilities, of the Collateral Manager; provided, however, that the Collateral Manager shall not be liable for and the Issuer shall be responsible for the payment of (or reimbursement of the Collateral Manager for) (x) the reasonable expenses and costs of legal advisers, accountants, consultants and other third party professionals retained by the Issuer or by the Collateral Manager on behalf of the Issuer in connection with the services provided by the Collateral Manager pursuant to Section 1 hereof and (y) the reasonable expenses reasonably incurred by the Collateral Manager and the disposition or proposed disposition of any Collateral Obligations or Eligible Investments, the acquisition or proposed acquisition of any Eligible Investments or Equity Securities, the default or restructuring of any Assets, including news and quotation subscription expenses, brokerage commissions, research expenses, accountant fees, rating agency fees, computer software and services costs and travel costs (airfare, meals, lodging and other transportation), provided, that, to the extent such expenses are incurred for the benefit of the Issuer and other entities affiliated with or advised by the Collateral Manager, the Issuer shall be responsible for only a pro rata portion of such expenses of the

Collateral Manager, based on a good faith allocation by the Collateral Manager of such expenses among all such entities and the Issuer. Expenses and costs payable to the Collateral Manager under this Section 5 shall constitute Administrative Expenses (as defined in the Indenture) and shall be paid in accordance with Section 10.2(d) of the Indenture Other than as stated above, the Issuer will bear, and will pay directly in accordance with the Indenture, all other costs and expenses incurred by it in connection with the organization, operation or liquidation of the Issuer.

6.	Delivery of Collateral.

Each time that the Collateral Manager, on behalf of the Issuer, shall direct or cause the acquisition of any Eligible Investment or Equity Security, the Collateral Manager (on behalf of the Issuer) shall cause such Eligible Investment or Equity Security to be delivered, as provided in the Indenture; provided, however, that the Collateral Manager need not confirm that the Trustee and the Securities Intermediary have taken the actions that the Indenture and the Account Control Agreement require them to take in order to effect such delivery.

7.	Collateral Management Fee.

(a) On each Payment Date, the Issuer shall, for services rendered under this Agreement, pay to the Collateral Manager a collateral management fee (the “Collateral Management Fee”), which shall accrue monthly in arrears on each Payment Date, in an amount equal to an aggregate 0.075% per annum (calculated on the basis of a 360-day year of twelve 30-day months) of the aggregate par amount of the Collateral Obligations owned by the Issuer on the Calculation Date immediately preceding such Payment Date.

(b) If this Agreement is terminated pursuant to Sections 11 or 12 hereof or otherwise, the Collateral Management Fee calculated as provided herein shall be prorated for any partial periods between Payment Dates during which this Agreement was in effect and shall be due and payable on the first Payment Date following the effective date of such termination, together with all expenses payable to the Collateral Manager.

(c) If the Collateral Manager resigns pursuant to this Agreement, compensation payable to the successor collateral manager from the Assets may not be greater than that paid to the resigning or removed Collateral Manager without the prior written consent of (A) a Majority of the Limited Partnership Interests and (B) a Majority of the Class A Notes.

(d) Notwithstanding the above or anything in this Agreement to the contrary, the obligations of the Issuer under this Agreement are at all times limited recourse obligations payable or distributable solely from the Assets at such time and amounts derived therefrom or referable thereto at any time. No recourse shall be had for the payment or distribution of any amount owing in respect of this Agreement against any other asset of the Issuer or against any officer, director, employee, shareholder, partner or incorporator of the Issuer. Because the obligations of the Issuer under this Agreement are limited recourse obligations of the Issuer, payable or distributable solely from the Assets, following any liquidation of the Assets and disbursement of the proceeds thereof in accordance with the Indenture all claims of the Collateral Manager against the Issuer remaining thereafter shall thereupon be extinguished, and shall not thereafter revive.

8.	Non-Exclusivity.

The services of the Collateral Manager to the Issuer are not to be deemed exclusive, and the Collateral Manager shall be free to render collateral management and management services to others (including Affiliates, other investment companies and Similar Clients). It is understood and agreed that the officers and directors of the Collateral Manager may engage in any other business activity or render services to any other Person or serve as partners, officers or directors of any other firm or corporation.

9.	Conflicts of Interest.

(a) After the Closing Date, the Collateral Manager shall not direct the Trustee to purchase any Eligible Investment for inclusion in the Assets from the Collateral Manager as principal, any Affiliate of the Collateral Manager or any account or fund for which the Collateral Manager or any of its Affiliates serves as investment advisor (each such party or fund, a “Related Party”), or direct the Trustee to sell directly any Collateral Obligation or Eligible Investment to the Collateral Manager as principal, any Affiliate of the Collateral Manager or any account or fund for which the Collateral Manager or any of its Affiliates serves as investment advisor, unless (i) such transaction is exempt from the prohibited transaction rules of ERISA and the Code, (ii) such transaction is in compliance with the requirements of the Investment Advisers Act and is not prohibited by the Investment Company Act (including without limitation the disclosure of all relevant information to the Issuer and the receipt of all necessary consents in connection with such transaction) and (iii) the terms and conditions of such transaction are no less favorable to the Issuer as the terms it would obtain in a comparable arm’s length transaction with a party that is not a Related Party.

(b) Various potential and actual conflicts of interest may arise from the overall investment of the Collateral Manager, its Affiliates and any account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment advisor, including those disclosed in Form ADV. The Collateral Manager, its Affiliates and any account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment advisor may have ongoing relationships with companies whose loans are included in the Assets. Such relationships may include funds advised by Affiliates of the Collateral Manager owning all or part of the equity of such companies and employees of Affiliates of the Collateral Manager serving as officers or directors of such companies. Affiliates and clients of the Collateral Manager may invest in loans that are senior to, or have interests different from or adverse to, the loans included in the Assets. The Collateral Manager and its Affiliates may serve as portfolio manager for, invest in, or be affiliated with, other entities organized to issue collateralized loan obligations or other structured finance obligations secured by loans similar to the loans included in the Assets. The Collateral Manager and its Affiliates may at certain times be simultaneously seeking to purchase or sell investments for the Issuer and to buy or sell such obligations for any entity for which any of them serves as collateral manager, or for their clients and Affiliates.

(c) On the Closing Date, the Limited Partnership Interests of the Issuer will be owned indirectly by an investment fund advised by the Collateral Manager. In certain circumstances, the interests of the Issuer with respect to matters as to which the Collateral Manager is advising the Issuer may conflict with the interests of such investment fund.

(d) The Issuer hereby acknowledges the various potential and actual conflicts of interest that may exist with respect to the Collateral Manager as described in subsections (b) and (c) above and in Form ADV and agrees that the Collateral Manager may resolve any potential or actual conflicts of interest in the manner described in Form ADV.

(e) In circumstances where funds or accounts managed by the Collateral Manager or one of its Affiliates have interests that are adverse to those of the Issuer, the Collateral Manager may exercise its reasonable judgment (in accordance with the applicable requirements of the Investment Advisers Act) considering the interests of the Issuer and such funds and accounts taken as a whole.

(f) Some or all of the professionals associated with the Collateral Manager may be investors in other funds managed by the Collateral Manager, may be actively involved in managing the investment decisions of these funds and other clients and may not devote all of their time to the Issuer’s business and affairs.

10.	Records; Confidentiality.

(a) The Collateral Manager shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Issuer, the Trustee, the Initial Class A Noteholder and the independent accountants appointed by the Issuer pursuant to the Indenture at any mutually agreed reasonable time during normal business hours and upon not less than five Business Days prior notice. The Collateral Manager shall keep confidential any and all information that is either (i) of a type that would ordinarily be considered proprietary or confidential or (ii) designated as confidential (collectively “Confidential Information”) and obtained in connection with the services rendered hereunder, and shall not disclose any such Confidential Information to non-affiliated third parties (which shall in no event be deemed to include holders of Notes) except (i) with the prior written consent of the Issuer, (ii) such information as a rating agency shall reasonably request in connection with its rating of the Notes, (iii) as required by law, regulation, court order, regulator or the rules or regulations of any stock exchange or self-regulating organization, body or official having jurisdiction over the Issuer or the Collateral Manager, (iv) to its professional advisers, (v) such information as shall have been publicly available or disclosed other than in violation of this Agreement or the Indenture, (vi) such information that was or is obtained by the Collateral Manager on a non-confidential basis, (vii) such information that was or is obtained by the Collateral Manager from a non-affiliated third party, provided that such non-affiliated third party is not known by the Collateral Manager to be bound by this Agreement or another confidentiality agreement with the Issuer or (viii) such information that is related to the investment performance of the Collateral Manager.

(b) Notwithstanding the provisions of Section 10(a), the Collateral Manager and each of its respective employees, representatives or other agents may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated by the Issuer Documents, and all materials of any kind (including opinions and other tax analyses) that are provided to them relating to such U.S. federal income tax treatment and U.S. income tax structure.

11.	Term; Termination.

(a) This Agreement shall commence as of the date first set forth above and shall continue in force and effect until the first of the following occurs: (i) the payment in full of the Notes and the termination of the Indenture in accordance with its terms; (ii) the liquidation of the Assets and the final distribution of the proceeds of such liquidation to the holders of the Securities; or (iii) the termination of this Agreement in accordance with subsections (b) or (c) of this Section 11 or Section 12 of this Agreement.

(b) Notwithstanding any other provision hereof to the contrary (but subject to subsection (e) below), this Agreement may be terminated without cause by the Collateral Manager, and the Collateral Manager may resign, upon at least 90 days’ written notice to the Issuer (or such shorter notice as is acceptable to the Issuer); provided, that, the Collateral Manager shall have the right to resign immediately upon the effectiveness of any material change in applicable law or regulations which renders the performance by the Collateral Manager of its duties under this Agreement or the Indenture to be a violation of such law or regulation.

(c) This Agreement shall be automatically terminated in the event the Collateral Manager or the Issuer takes any action which would require a registration of the Issue or of the pool of Assets under the provisions of the Investment Company Act, and the Issuer notifies the Collateral Manager thereof.

(d) If this Agreement is terminated pursuant to this Section 11, neither party shall have any further liability or obligation to the other, except as provided in Sections 7(c), 10 (other than the first sentence of clause (a) thereof), 13, 14 and 20(b) and (c) of this Agreement.

(e) Any removal or resignation of the Collateral Manager while any Notes are Outstanding will not be effective until (i) the appointment by the Issuer, at the direction of a Majority of the Class A Notes and a Majority of the Limited Partnership Interests (excluding any Limited Partnership Interests owned by the Collateral Manager), of a successor collateral manager that is an established institution with experience managing assets similar to the Assets which (A) has demonstrated an ability to professionally and competently perform duties reasonably comparable to those imposed upon the Collateral

Manager hereunder and under the Indenture, (B) is legally qualified and has the capacity to act as successor to the Collateral Manager under this Agreement in the assumption of all of the responsibilities, duties and obligations of the Collateral Manager hereunder and under the terms of the Indenture applicable to the Collateral Manager, (C) shall not cause the Issuer or the pool of Assets to become required to register as an investment company under the provisions of the Investment Company Act and (D) shall not result in the imposition of any entity-level or withholding tax on the Issuer or the payments to the holders of Notes and (ii) written acceptance of appointment and assumption of all of the duties and obligations of the Collateral Manager hereunder and under the terms of the Indenture applicable to the Collateral Manager by such successor collateral manager. The Issuer shall use its commercially reasonable efforts to appoint a successor collateral manager to assume the duties and obligations of the removed or resigning Collateral Manager. If within 90 days following a notice of resignation or removal no replacement collateral manager has been appointed and accepted such appointment, the Collateral Manager may petition a court of competent jurisdiction for the appointment of a successor collateral manager. No vote of the holders of the Class A Notes or Limited Partnership Interests will be required in connection with such appointment by a court of competent jurisdiction.

(f) In the event of removal of the Collateral Manager by the Issuer pursuant to this Agreement, the Issuer shall have all of the rights and remedies available with respect thereto at law or equity, and, without limiting the foregoing, the Issuer or the Trustee, to the extent so provided in the Indenture, may by notice in writing to the Collateral Manager as provided under this Agreement terminate all the rights and obligations of the Collateral Manager under this Agreement (except those that survive termination pursuant to subsection 11(d) above or as otherwise provided in this Agreement). Upon expiration of the applicable notice period with respect to termination specified in this Section 11 or Section 12 of this Agreement, as applicable, and upon acceptance by a successor collateral manager of appointment, all authority and power of the Collateral Manager under this Agreement or the Indenture, whether with respect to the Assets or otherwise, shall automatically and without further action by any Person pass to and be vested in the successor collateral manager.

12.	Termination by the Issuer for Cause.

This Agreement may be terminated, and the Collateral Manager may be removed for cause (as defined below) by the Issuer, at any time upon the vote of a Majority of the Class A Notes; provided, that Collateral Manager Notes shall be excluded from the numerator and denominator of any such vote. No such termination or removal shall be effective until such time as a successor collateral manager shall have assumed all of the Collateral Manager’s duties and obligations pursuant to Section 11(e) hereof. For purposes of determining “cause” with respect to any such termination of this Agreement, such term shall mean only any one of the following events:

(a) The Collateral Manager knowingly and intentionally breaches any provision of this Agreement or any provisions of the Indenture applicable to it;

(b) the Collateral Manager breaches in any respect any provision of this Agreement or any provisions of the Indenture applicable to it (other than as covered by clause (a)), if any such breach has had, or could reasonably be expected to have, a material adverse effect on the Issuer, the holders of the Notes or the Assets, and which, if capable of being cured, the Collateral Manager fails to cure such breach within 30 days of receiving notice of such breach;

(c) the failure of any representation warranty, certification or statement made in writing by the Collateral Manager pursuant to this Agreement or the Indenture to be true and accurate when made and such failure has had, or could reasonably be expected to have, a material adverse effect on the Issuer, the holders of the Notes or the Assets;

(d) the Collateral Manager is wound up or dissolved, or there is appointed over it or a substantial portion of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or the Collateral Manager (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally; (ii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of the Collateral Manager, or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against the Collateral Manager and continue un-dismissed for 60 days; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against the Collateral Manager without such authorization, application or consent and are approved as properly instituted and remain un-dismissed for 60 days, or result in adjudication of bankruptcy or insolvency; or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains un-dismissed for 60 days;

(e) the occurrence and continuance of an “Event of Default” under the Indenture that (i) consists of a default in the payment of principal or interest on the Notes when due and payable and (ii) results from any breach by the Collateral Manager of its duties hereunder or under the Indenture;

(f) the Issuer or the Assets become an investment company required to be registered under the Investment Company Act and such requirement has not been eliminated after a period of 45 days; or

(g) (i) the occurrence of an act by the Collateral Manager that constitutes fraud in the performance of its obligations under this Agreement or the provisions of the Indenture applicable to it, (ii) the Collateral Manager being indicted of a criminal offense or (iii) any officer or director of the Collateral Manager having responsibility for the performance by the Collateral Manager of its obligations hereunder being indicted of a criminal offense.

If any of the events specified in this Section 12 shall occur, the Collateral Manager shall give prompt written notice thereof to the Issuer, the Trustee and the Holders of all Outstanding Notes upon the Collateral Manager’s becoming aware of the occurrence of such event. The Holders of a Majority of the Class A Notes may waive any event described in paragraphs (a), (b), (d) or (e) above as a basis for termination of this Agreement and removal of the Collateral Manager under this Section 12; provided, in each case, that Collateral Manager Notes shall be excluded from the numerator and denominator in calculating such vote.

13.	Action Upon Termination.

(a) From and after the effective date of the termination of the Collateral Manager’s duties and obligations pursuant to this Agreement or the resignation or removal of the Collateral Manager hereunder, the Collateral Manager shall only be entitled to reimbursements to the extent so provided in Section 5 hereof and accrued through the date of termination and compensation to the extent so provided in Section 7 hereof, and shall be entitled to receive any amounts owing under Section 14 hereof. Upon such termination, resignation or removal, the Collateral Manager shall as soon as practicable:

(i) deliver to the Issuer all property and documents of the Trustee or the Issuer, or otherwise relating to the Assets then in the custody of the Collateral Manager; and

(ii) deliver to the Trustee an accounting with respect to the books and records delivered to the Issuer or the successor collateral manager appointed pursuant to subsection 11(e) hereof.

Notwithstanding such termination, resignation or removal, the Collateral Manager shall remain liable to the extent set forth herein (but subject to Section 14 hereof) for its acts or omissions hereunder arising prior to termination.

14.	Liability; Delegation.

(a) The Collateral Manager assumes no responsibility under this Agreement other than to render in good faith the services called for hereunder in accordance with the standard of care set forth in Section 1 of this Agreement and under the terms of the Indenture applicable to it in accordance with the standard of care set forth in Section 1 of this Agreement and shall not be responsible for any action of the Issuer or the Trustee in following or declining to follow any advice, recommendation or direction of the Collateral Manager. Notwithstanding any provision to the contrary in this Agreement or the Indenture, neither the Collateral Manager nor any of its directors, managers, officers, stockholders, members, partners, agents, employees or Affiliates will be liable to the Trustee, the Calculation Agent, the Paying Agent, the Noteholders, the Committed Purchaser or any other Person for any losses, claims, damages, judgments, assessments, costs or other liabilities (collectively, “Liabilities”) incurred by any such Person that arise out of or in connection with the actions taken or recommended, or for any omissions, by the Collateral Manager, its directors, managers, officers, stockholders, members, partners, agents, employees or Affiliates under this Agreement or the Indenture or for any decrease in the value of, the Collateral Obligations or Eligible Investments, except in the case of the Collateral Manager, by reason of acts or omissions of it or its directors, managers, officers, stockholders, members, partners, agents, employees or Affiliates constituting bad faith, willful misconduct, gross negligence or fraudulent or illegal conduct in the performance of the obligations of the Collateral Manager under this Agreement or under the terms of the Indenture applicable to it. The Collateral Manager may delegate to an agent selected with reasonable care any or all of the duties assigned to the Collateral Manager hereunder, provided that (i) no delegation by the Collateral Manager of any of its duties hereunder shall relieve the Collateral Manager of any of its duties hereunder, or relieve the Collateral Manager of any liability with respect to the performance of such duties, and (ii) any delegation of duties relating to the Collateral Manager’s provision of discretionary investment management services to a non-Affiliated party must be consented to by the Initial Class A Noteholder. Notwithstanding anything to the contrary in this Agreement, the Collateral Manager shall not be liable for any consequential, special, indirect or punitive damages hereunder.

(b) The Issuer shall indemnify and hold harmless the Collateral Manager, its directors, managers, officers, stockholders, members, partners, agents and employees and its Affiliates and their directors, managers, officers, stockholders, members, partners, agents and employees (each, a “Manager Party”) from and against any and all Liabilities, and will promptly reimburse each such Person for all reasonable fees and expenses (including reasonable fees and expenses of counsel) as such fees and expenses (collectively, the “Expenses”) are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation with respect to any pending or threatened litigation (collectively, the “Actions”), caused by, or arising out of or in connection with, the Assets or business of the Issuer, or otherwise relating to the Indenture or this Agreement, and/or any action taken by, or any failure to act by, such Manager Party in connection therewith; provided, however, that such Manager Party shall not be indemnified for any Liabilities or reimbursed for any Expenses it incurs as a result of any acts or omissions by any such Person constituting bad faith, willful misconduct, gross negligence or fraudulent or illegal conduct in the performance, of the obligations of the Collateral Manager under this Agreement or the terms of the Indenture applicable to it.

(c) The Collateral Manager, its directors, managers, officers, stockholders, members, partners, agents and employees may consult with counsel and accountants with respect to the affairs of the Issuer, and shall be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is taken or made in good faith and is in accordance with the advice or opinion of such counsel or accountants.

(d) Notwithstanding anything contained herein to the contrary, the obligations of the Issuer under this Section 14 shall be subject to Section 20(c) hereof.

(e) The Collateral Manager shall indemnify and hold harmless the Issuer and its Affiliates, from and against (i) any and all Liabilities, and will promptly reimburse each such Person for all Expenses in respect of or arising out of any breach or violation by the Collateral Manager of this Agreement or the provisions of the Indenture applicable to the Collateral Manager that is attributable to any acts or omissions of the Collateral Manager, its directors, managers, officers, stockholders, members, partners, agents, employees or Affiliates constituting bad faith, willful misconduct, gross negligence or fraudulent or illegal conduct in the performance of its duties under this Agreement or under the terms of the Indenture applicable to it and (ii) (without duplication) the amount of any Extraordinary Expenses incurred by the Issuer as a result of any acts or omissions of the Collateral Manager, its directors, managers, officers, stockholders, members, partners, agents, employees or Affiliates constituting bad faith, willful misconduct, gross negligence or fraudulent or illegal conduct in the performance of its duties under this Agreement or under the terms of the Indenture applicable to it.

(f) With respect to any claim made or threatened against a party entitled to indemnification under this Section 14 (an “Indemnified Party”), or compulsory process or request or other notice of any loss, claim, damage or liability served upon an Indemnified Party, for which such Indemnified Party is or may be entitled to indemnification under this Section 14, such Indemnified Party shall (or with respect to Indemnified Parties that are directors, managers, officers, stockholders, members, partners, agents, employees or Affiliates of the Collateral Manager, the Collateral Manager shall cause such Indemnified Party to):

(i) give written notice to the party required to indemnify the Indemnified Party under this Section 14 (the “Indemnifying Party”) of such claim within twenty (20) days after such claim is made or threatened, which notice shall specify in reasonable detail the nature of the claim and the amount (or an estimate of the amount) of the claim; provided, that the failure of any Indemnified Party to provide such notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Section 14 except to the extent the Indemnifying Party is materially prejudiced or otherwise forfeits rights or defenses by reason of such failure;

(ii) provide the Indemnifying Party such information and cooperation with respect to such claim as the Indemnifying Party may reasonably require, including, but not limited to, making appropriate personnel available to the Indemnifying Party at such reasonable times as the Indemnifying Party may request;

(iii) cooperate and take all such steps as the Indemnifying Party may reasonably request to preserve and protect any defense to such claim;

(iv) in the event suit is brought with respect to such claim, upon reasonable prior notice, afford to the Indemnifying Party the right, which the Indemnifying Party may exercise in its sole discretion and at its expense, to participate in the investigation, defense and settlement of such claim; and

(v) upon reasonable prior notice, afford to the Indemnifying Party the right, in its sole discretion and at its sole expense, to assume the defense of such claim, including, but not limited to, the right to designate counsel (which such counsel shall be reasonably satisfactory to the Indemnified Party) and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such claim; provided, that if the Indemnifying Party assumes the defense and appeals of such claim, the Indemnified Party shall have the right, in its sole discretion, to consent in writing to the entry of any settlement, compromise, or entry of judgment in respect thereof; provided, further, that if the Indemnifying Party assumes the defense of such claim, for so long as it actively and diligently defends such claim, it shall not be liable for any fees and expenses of counsel for any Indemnified Party incurred thereafter in connection with such claim except that if such Indemnified Party reasonably determines that counsel designated by the Indemnifying Party has a conflict of interest due to the conflicting interests of the Indemnifying Party and the Indemnified Party, such Indemnifying Party shall pay the reasonable fees and disbursements of one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and provided, further, that prior to entering into any final settlement or compromise, such Indemnifying Party shall use commercially reasonable efforts to defend such claim.

(vi) In the event that any Indemnified Party waives its right to indemnification hereunder, the Indemnifying Party shall not be entitled to appoint counsel to represent such Indemnified Party nor shall the Indemnifying Party reimburse such Indemnified Party for any costs of counsel to such Indemnified Party.

(g) Notwithstanding anything herein to the contrary, the provisions of Section 14 shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of Section 14 to the fullest extent permitted by law.

15.	Obligations of Collateral Manager.

(a) Unless otherwise specifically required by any provision of the Indenture or this Agreement or by applicable law, the Collateral Manager shall use commercially reasonable efforts to ensure that no action is taken by it, and shall not intentionally or with gross negligence or reckless disregard, take any action which would (a) materially adversely affect the Issuer for purposes of Cayman Islands law, United States federal or state law or any other law known to the Collateral Manager to be applicable to the Issuer, (b) with respect to the Issuer, not be permitted under the Issuer’s Organization Documents, (c) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Issuer, including, without limitation, any Cayman Islands or United States federal, state or other applicable securities law the violation of which would have an adverse effect on the business, operations, assets or financial condition of the Issuer, or on the ability of the Collateral Manager to perform its obligations hereunder or under the provisions of the Indenture applicable to it, (d) require registration of the Issuer or the pool of Assets as an “investment company” under the Investment Company Act, (e) cause the Issuer to violate the terms of the Indenture; (f) adversely affect the interests of the Noteholders in any material respect (other than as permitted or required hereunder or under the Indenture, or (g) cause the Issuer to be a taxable mortgage pool or otherwise taxable as a corporation for U.S. federal income tax purposes, or (h) cause Clover REIT to fail to qualify as a real estate investment trust for U.S. federal income tax purposes, it being understood that, in connection with the foregoing, the Collateral Manager will not be required to make any independent investigation of any facts or laws not otherwise actually known to it in connection with its obligations under this Agreement or the Indenture, or the conduct of its business generally). The Collateral Manager covenants that it shall comply in all material respects with all laws and regulations applicable to it in connection with the performance of its duties under this Agreement or the Indenture. Notwithstanding anything in this Agreement, the Collateral Manager shall not take any discretionary action that could reasonably be expected to cause an Event of Default under the Indenture.

From and after the occurrence of an Event of Default, the Collateral Manager shall continue to perform and be bound by the provisions of this Agreement and the Indenture.

(b) At all times when the Class A Notes are Outstanding, the Collateral Manager and/or its Affiliates shall hold (indirectly through Clover REIT) Limited Partnership Interests of the Issuer representing an initial investment amount of not less than $25,000,000. The Collateral Manager agrees that it will not, and it will cause any of its Affiliates that hold such Limited Partnership Interests not to, directly or indirectly, hedge its or their respective exposures with respect to such Limited Partnership Interests. Notwithstanding the foregoing, the Collateral Manager and its Affiliates shall not be required to hold any Limited Partnership Interests of the Issuer, and shall not be restricted from hedging their respective exposures with respect to such Limited Partnership Interests, in the event that the Collateral Manager has bene removed for cause pursuant to Section 12 and a successor collateral manager has been appointed in accordance with Section 11 hereof.

16.	No Partnership or Joint Venture.

The Issuer and the Collateral Manager are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or to impose any liability as such on either of them. The Collateral Manager’s relation to the Issuer shall be deemed to be that of an independent contractor, and not an agent.

17.	Notices.

Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including by facsimile), and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or, in the case of facsimile notice, when receipt is confirmed, addressed as set forth below:

(a) If to the Issuer:

TPG RE Finance Trust CLO Issuer, L.P.

345 California Street, Suite 3300

San Francisco, CA 94104

Facsimile: (415) ###-####

Email: ########@tpg.com

Attention: Matthew J. Coleman, Esq.

with a copy to the Collateral Manager and to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Telephone: (617) ###-####

Facsimile: (617) ###-####

Email: ###########@ropesgray.com; ##############@ropesgray.com

Attention: Alfred O. Rose, Esq., Alison T. Bomberg, Esq.

(b) If to the Collateral Manager:

TPG RE Finance Trust Management, L.P.

345 California Street, Suite 3300

San Francisco, CA 94104

Facsimile: (415) ###-####

Email: ########@tpg.com

Attention: Matthew J. Coleman, Esq.

with a copy to:

Ropes & Gray LLP

The Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Telephone: (617) ###-####

Facsimile: (617) ###-####

Email: ###########@ropesgray.com; ##############@ropesgray.com

Attention: Alfred O. Rose, Esq., Alison T. Bomberg, Esq.

(c) If to the Trustee:

U.S. Bank National Association

190 LaSalle Street, 8th Floor

Chicago, Illinois 60603

Facsimile: (866) ###-####

Email: #####.#####@usbank.com

Attention: TPG RE Finance Trust CLO Issuer, L.P.

Any party may alter the address or facsimile number to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 17 for the giving of notice.

18.	Succession and Assignment.

(a) This Agreement shall inure to the benefit of and be binding upon the successors to the parties hereto. No assignment of this Agreement shall be made without the consent of the other party except as set forth below; provided, however, that the Issuer may collaterally assign its interest in this Agreement to the Trustee under the Indenture.

(b) Any assignment (including, without limitation, within the meaning of Section 205(a)(2) of the Investment Advisers Act) of this Agreement to any Person, in whole or in part, by the Collateral Manager shall be deemed null and void unless such assignment is consented to in writing by the Issuer and Holders of a Majority of the Class A Notes; provided, that, without the consent of any Person (but with prior notice to the Trustee), the Collateral Manager may (i) assign its rights and obligations under this Agreement if (A) the assignment would not constitute an “assignment” under Section 205(a)(2) of the Investment Advisers Act and related regulatory guidance and (B) the assignment is made to an Affiliate of the Collateral Manager that (i) has demonstrated ability, whether as an entity or by its principals and employees, to professionally and competently perform duties similar to those imposed upon the Collateral Manager pursuant to this Agreement, (ii) has the legal right and capacity to act as Collateral Manager under this Agreement, and (iii) shall not cause the Issuer or the pool of Assets to become required to register under the provisions of the Investment Company Act. In addition, the Collateral Manager may, to the extent it would not constitute an “assignment” under Section 205(a)(2) of the Investment Advisers Act and related regulatory guidance, with prior notice to the Trustee, appoint any of its Affiliates (other than an individual) as a sub-investment manager under this Agreement; provided that no such appointment by the Collateral Manager of any of its duties hereunder shall relieve the Collateral Manager of any of its duties hereunder, or relieve the Collateral Manager of any liability with respect to the performance of such duties, unless the consent of the a Majority of the Class A Notes has been obtained. Any assignment of this Agreement consented to by the Issuer and a Majority of the Class A Notes shall bind the assignee hereunder in the same manner as the Collateral Manager is bound. In addition, any assignee of this Agreement shall execute and deliver to the Issuer and the Trustee a counterpart of this Agreement naming such assignee as Collateral Manager. Upon the execution and delivery of such a counterpart by the assignee, the Collateral Manager shall be released from further obligations pursuant to this Agreement, except with respect to its obligations arising under Section 14 of this Agreement prior to such assignment, and except with respect to its obligations under Section 13 and Section 20(b) hereof. The Collateral Manager shall deliver any executed sub-management agreement to the Issuer and the Trustee.

(c) The Collateral Manager agrees that its obligations hereunder in accordance with the terms of this Agreement and the terms of the Indenture applicable to it shall be enforceable by the Issuer on behalf of the Issuer, by the Trustee on behalf of the Noteholders and by the requisite percentage of Noteholders, on behalf of themselves, as and to the extent provided in the Indenture.

19.	Miscellaneous.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(b) The captions in this Agreement are included for convenience only, and in no way define or limit any of the provisions hereof, or otherwise affect their construction or effect.

(c) In the event that any provision of this Agreement shall be held invalid or unenforceable, by any court of competent jurisdiction, such holding shall not, to the fullest extent permitted by law, invalidate or render unenforceable any other provision hereof.

(d) This Agreement may not be modified or amended other than by an agreement in writing executed by the parties hereto and with the consent of a Majority of the Class A Notes.

(e) This Agreement constitutes the entire understanding and agreement between the parties and supersedes all other prior understandings and agreements, whether written or oral, between the parties concerning this subject matter.

(f) The Collateral Manager (i) consents to, and agrees to perform, the provisions of the Indenture applicable to the Collateral Manager and (ii) acknowledges that the Issuer is assigning all of its estate, right, title and interest in, to and under this Agreement to the Trustee for the benefit of the Noteholders and other secured parties to the extent provided in the Indenture.

(g) This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

(h) Collateral Manager shall notify the Issuer of any material change in the ownership of the Collateral Manager within a reasonable period of time after such change.

(i) Each of the Collateral Manager and Issuer hereby consents to the assignment of this Agreement as provided in Section 15.1 of the Indenture.

(j) Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same, or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

20.	Non-Petition; Non-Recourse.

(a) The Collateral Manager shall continue to serve as Collateral Manager under this Agreement notwithstanding that the Collateral Manager shall not have received money due it under this Agreement because sufficient funds were not then available hereunder to pay such amounts.

(b) The Collateral Manager agrees not to institute against or join any other person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws, or the similar laws of the Cayman Islands or other applicable jurisdiction, until the payment in full of all Notes issued under the Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period, following such payment. Nothing in this Section 20(b) shall preclude the Collateral Manager (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Collateral Manager, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, winding up or liquidation proceeding.

(c) Notwithstanding any other provision of this Agreement, all obligations of the Issuer under this Agreement are solely the obligations of the Issuer and shall at all times constitute limited recourse obligations of the Issuer, payable from the Assets at such time and amounts derived therefrom or referable thereto at any time. The Issuer’s obligations shall extinguish, and shall not thereafter revive, at such time as the Issuer’s Assets are reduced to zero, and no further claim shall be made against the Issuer in respect of any shortfall after the extinction of such obligations.

(d) The provisions of subsections (b) and (c) of this Section 20 shall survive termination of this Agreement for any reason whatsoever.

21.	Firm Name.

The Issuer shall have the right to use the firm name, “TPG RE Finance Trust CLO Issuer, L.P.” provided that the Collateral Manager and its Affiliates may use all or any portion of such name as part of their names or otherwise so long as such use does not cause confusion with or detriment to the Issuer. Upon satisfaction and discharge of the Indenture, the entire right, title and interest to the firm name, and the goodwill attached thereto, shall be assigned without compensation to the Collateral Manager or to its designee.

22.	Jurisdiction and Venue.

The parties to this Agreement irrevocably submit to the non-exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Agreement, the Notes or the Indenture, and the parties irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. The parties to this Agreement irrevocably waive, to the fullest extent they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties to this Agreement irrevocably consent to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to each of them in accordance with Section 17 hereof. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

23.	Third Party Beneficiaries.

Except as provided in Section 18(c) hereof, nothing in this Agreement is intended or shall be construed to entitle any Person other than the parties, and their respective transferees and assigns permitted hereby, to any claim, cause of action, remedy or right of any kind.

24.	Definitions.

“Collateral Manager Notes” means any Notes held by the Collateral Manager, any of its Affiliates or any account or collector vehicle or investment fund for which the Collateral Manager or any Affiliate thereof acts as investment advisor (and for which the Collateral Manager or such Affiliate has discretionary voting authority) except (i) in the case of a collector vehicle or investment fund owned directly or indirectly in whole or in part by persons other than the Collateral Manager or its Affiliates to the extent the vote of such collector vehicle or investment fund is determined by reference to voting decisions made by the direct or indirect owners of such collector vehicle or investment fund who are not the Collateral Manager or an Affiliate thereof and (ii) in the case of an account for which the Collateral Manager or any Affiliate thereof acts as investment advisor (and for which the Collateral Manager or such Affiliate has discretionary voting authority) if the vote of such account is directed by an owner of such account (or an owner of the owner of such account) that is not the Collateral Manager or an Affiliate thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

Executed and delivered as a DEED:

TPG RE FINANCE TRUST CLO ISSUER, L.P.

By: TPG RE Finance Trust GenPar, Inc., its general partner

By:
Name: Ronald Cami
Title: Vice President

in the presence of:

Witness

TPG RE FINANCE TRUST MANAGEMENT, L.P.

By: TPG Real Estate Advisors, LLC, its general partner

By:
Name: Ronald Cami
Title: Vice President

[Signature page to the Collateral Management Agreement]